EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2010

Company records $1.8 billion goodwill impairment charge

Natick, MA (April 26, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2010, as well as guidance for net sales and earnings per share (EPS) for the second quarter and full year 2010.

First quarter highlights (sales growth rates are at constant currency):

•	Achieved sales of $1.960 billion and adjusted EPS of $0.16, reporting a GAAP loss of $1.05 per share
•	Maintained leadership position in the global drug-eluting stent (DES) market with 45 percent share in the U.S., 43 percent share in Japan, and 38 percent share worldwide
•	Launched the PROMUS® Everolimus-Eluting Coronary Stent System in Japan and received a $250 million acquisition-related milestone payment from Abbott Laboratories
•	Increased worldwide Endoscopy sales nine percent
•	Increased worldwide Urology and Women’s Health sales six percent
•	FDA advisory panel unanimously recommended approval of an expanded indication for the Company’s cardiac resynchronization therapy defibrillators (CRT-Ds)
•	Received FDA approval for the Express® LD Iliac Premounted Stent System for use in iliac arteries

“It was a challenging quarter including a settlement to resolve long-standing litigation, and the CRM ship hold and product removal actions,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “However, the return of COGNIS® and TELIGEN® to the U.S. market -- coupled with exceptional cash flow and a strong cadence from our new product pipeline -- were positive factors.”

The Cardiac Rhythm Management (CRM) ship hold and product removal actions created an adverse impact on both sales and earnings within the first quarter.  The combination of the expected financial impact of these actions -- coupled with slower expected market growth -- caused a $1.8 billion write-down of goodwill associated with the Company’s U.S. CRM business unit, which it acquired through the Guidant acquisition. This is a non-cash charge that has no impact on the Company’s debt covenants.  The amount of the charge is subject to finalization during the second quarter of 2010.

Net sales for the first quarter of 2010 were $1.960 billion, as compared to net sales of $2.010 billion for the first quarter of 2009. Excluding the impact of foreign currency and net sales from divested businesses, net sales decreased six percent as compared to the prior period.

Worldwide CRM net sales for the first quarter – on a reported basis – were as follows:

(in millions)	U.S.			International		Worldwide
	Q1 2010		Q1 2009	Q1 2010	Q1 2009	Q1 2010	Q1 2009
ICD systems	$246	*	$312	$144	$132	$390	$444
Pacemaker systems	80		84	68	61	148	145

Total CRM products	$326		$396	$212	$193	$538	$589

*
Q1 2010 sales of the Company’s implantable cardioverter defibrillator (ICD) systems in the U.S. include the impact of the ship hold and product removal actions associated with these products during the quarter.  Ship hold and product removal actions for these systems were implemented on March 15. On April 15 the Company resumed U.S. distribution of its COGNIS® CRT-Ds and TELIGEN® ICDs. COGNIS AND TELIGEN represent virtually all of the Company’s defibrillator implant volume in the United States.

Worldwide coronary stent system net sales for the first quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q1 2010	Q1 2009	Q1 2010	Q1 2009	Q1 2010	Q1 2009
Drug-eluting	$210	$246	$197	$199	$407	$445
Bare metal	12	16	25	28	37	44

Total coronary stent systems	$222	$262	$222	$227	$444	$489

Reported net loss for the first quarter of 2010 was $1.589 billion, or $1.05 per share. Reported results included goodwill and intangible asset impairment charges; acquisition- and restructuring-related net credits; and amortization expense (after-tax) of $1.840 billion, or $1.21 per share, which consisted of:

•	$1.848 billion (on both a pre-tax and after-tax basis) of goodwill impairment charges associated with the Company’s U.S. CRM business unit;
•	$51 million ($60 million pre-tax) of intangible asset impairment charges;

•	a $216 million ($250 million pre-tax) gain related to the receipt of an acquisition-related milestone payment from Abbott Laboratories;
•
$56 million ($80 million pre-tax) of restructuring and restructuring-related costs associated with the Company’s 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan;

•	$101 million ($128 million pre-tax) of amortization expense.

Adjusted net income for the first quarter of 2010, excluding these net charges, was $251 million, or $0.16 per share.

Reported net loss for the first quarter of 2009 was $13 million, or $0.01 per share. Reported results included acquisition-, divestiture-, restructuring- and litigation-related net charges; discrete tax benefits, and amortization expense (after-tax) of $302 million, or $0.20 per share. Adjusted net income for the first quarter of 2009, excluding these net charges, was $289 million, or $0.19 per share.

Guidance for Second Quarter and Full Year 2010

The Company estimates net sales for the second quarter of 2010 of between $1.825 billion and $1.925 billion. Adjusted earnings, excluding restructuring and restructuring-related costs and amortization expense, are estimated to range between $0.06 and $0.10 per share. The Company estimates results on a GAAP basis of between a loss of $0.03 and income of $0.02 per share.

As a result of the ship hold and product removal actions involving the Company’s ICDs and CRT-Ds during the quarter, the Company is revising estimates for the full year ending December 31, 2010. The Company now estimates net sales for the full year 2010 of between $7.6 billion and $8.0 billion. Adjusted earnings, excluding goodwill and intangible asset impairment charges, acquisition-related credits, restructuring and restructuring-related costs, and amortization expense, are estimated to range between $0.50 and $0.60 per share. The Company now estimates a net loss on a GAAP basis of between $1.00 and $0.88 per share.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Tuesday, April 27. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like

“anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, new product approvals and sales, regulatory compliance and product removal actions, our market position, cash flow, debt repayment, write-down of goodwill and other asset impairments, acquisitions and divestitures, restructuring activities and litigation charges.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT:

Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
in millions, except per share data	2010	2009

Net sales	$1,960	$2,010
Cost of products sold	663	607
Gross profit	1,297	1,403

Operating expenses:
Selling, general and administrative expenses	628	651
Research and development expenses	253	257
Royalty expense	51	46
Amortization expense	128	128
Goodwill impairment charges	1,848
Intangible asset impairment charges	60
Acquisition-related milestone	(250)
Restructuring charges	65	23
Litigation-related charges		287
	2,783	1,392
Operating (loss) income	(1,486)	11

Other income (expense):
Interest expense	(93)	(102)
Other, net	4	(6)
Loss before income taxes	(1,575)	(97)
Income tax expense (benefit)	14	(84)
Net loss	$(1,589)	$(13)

Net loss per common share — basic	$(1.05)	$(0.01)
Net loss per common share — assuming dilution	$(1.05)	$(0.01)

Weighted-average shares outstanding
Basic	1,514.5	1,504.8
Assuming dilution	1,514.5	1,504.8

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
in millions, except share data	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$519	$864
Trade accounts receivable, net	1,301	1,375
Inventories	906	920
Deferred income taxes	520	572
Prepaid expenses and other current assets	501	330
Total current assets	3,747	4,061

Property, plant and equipment, net	1,712	1,728
Goodwill	10,555	12,404
Other intangible assets, net	6,542	6,731
Other long-term assets	297	253
	$22,853	$25,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt obligations	$250	$3
Accounts payable	232	212
Accrued expenses	2,285	2,609
Other current liabilities	146	198
Total current liabilities	2,913	3,022

Long-term debt	5,671	5,915
Deferred income taxes	1,970	1,875
Other long-term liabilities	1,518	2,064

Commitments and contingencies

Stockholders’ equity
Preferred stock, $ .01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $ .01 par value - authorized 2,000,000,000 shares, issued 1,516,323,967 shares as of March 31, 2010 and 1,510,753,934 shares as of December 31, 2009	15	15
Additional paid-in capital	16,130	16,086
Accumulated deficit	(5,346)	(3,757)
Other stockholders’ deficit	(18)	(43)
Total stockholders’ equity	10,781	12,301
	$22,853	$25,177

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31,
	2010			2009
in millions, except per share data	Net (loss) income	Impact per diluted share		Net (loss) income	Impact per diluted share
GAAP results	$(1,589)	$(1.05)		$(13)	$(0.01)
Non-GAAP adjustments:
Goodwill impairment charges	1,848	1.22	*
Intangible asset impairment charges	51	0.03	*
Acquisition-related credits	(216)	(0.14	)*
Divestiture-related gains				(2)	0.00
Restructuring-related charges	56	0.03	*	26	0.02	*
Litigation-related charges				240	0.15	*
Discrete tax items				(63)	(0.04	)*
Amortization expense	101	0.07	*	101	0.07	*
Adjusted results	$251	$0.16		$289	$0.19

*	Assumes dilution of 9.7 million shares for the three months ended March 31, 2010, and 3.9 million shares for the three months ended March 31, 2009 for all or a portion of these non-GAAP adjustments.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
(in millions)	March 31,
	2010	2009
Goodwill impairment charges:
Goodwill impairment charges	$1,848
Income tax benefit (a)
Goodwill impairment charges, net of tax	$1,848

Intangible asset impairment charges:
Intangible asset impairment charges	$60
Income tax benefit (a)	(9)
Intangible asset impairment charges, net of tax	$51

Acquisition-related credits:
Acquisition-related milestone	$(250)
Income tax expense (a)	34
Acquisition-related credits, net of tax	$(216)

Divestiture-related gains:
Gain on sale of investments (b)		$(3)
Income tax expense (a)		1
Divestiture-related gains, net of tax		$(2)

Restructuring-related charges:
Restructuring charges	$65	$23
Restructuring-related charges (c)	15	14
	80	37
Income tax benefit (a)	(24)	(11)
Restructuring-related charges, net of tax	$56	$26

Litigation-related charges:
Litigation-related charges		$287
Income tax benefit (a)		(47)
Litigation-related charges, net of tax		$240

Discrete tax items:
Income tax benefit (a)		$(63)

Amortization expense:
Amortization expense	$128	$128
Income tax benefit (a)	(27)	(27)
Amortization expense, net of tax	$101	$101

(a) Amounts are tax effected at the Company’s effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.”

(b) Recorded to other, net.
(c) In the first quarter of 2010, recorded $14 million to cost of products sold and $1 million to selling, general and administrative expenses. In the first quarter of 2009, recorded $10 million to cost of products sold; $3 million to selling, general and administrative expenses; and $1 million to research and development expenses.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

United States	$1,066	$1,170	(9)%	(9)%

EMEA	470	446	5%	(1)%
Japan	246	243	1%	(2	) %
Inter-Continental	176	147	19%	2%
International	892	836	7%	(1)%

Subtotal	1,958	2,006	(2)%	(6)%

Divested Businesses	2	4	N/A	N/A

Worldwide	$1,960	$2,010	(3)%	(6)%

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2010	2009	Basis	Basis

Cardiac Rhythm Management	$538	$589	(9)%	(11)%

Interventional Cardiology	690	738	(6)%	(10)%
Peripheral Interventions	165	158	5%	1%
Cardiovascular Group	855	896	(5)%	(8)%

Electrophysiology	38	37	2%	1%

Neurovascular	87	87	(1)%	(5)%

Endoscopy	260	232	12%	9%
Urology/ Women’s Health	112	104	8%	6%
Endosurgery Group	372	336	11%	8%

Neuromodulation	68	61	10%	10%

Subtotal	1,958	2,006	(2)%	(6)%

Divested Businesses	2	4	N/A	N/A

Worldwide	$1,960	$2,010	(3)%	(6)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2010 Net Sales as compared to Q1 2009
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

United States	$(104)	$(104)

EMEA	24	(5)	$29
Japan	3	(5)	8
Inter-Continental	29	3	26
International	56	(7)	63

Subtotal	(48)	(111)	63

Divested Businesses	(2)	(2)	0

Worldwide	$(50)	$(113)	$63

	Q1 2010 Net Sales as compared to Q1 2009
	Change		Estimated
in millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

Cardiac Rhythm Management	$(51)	$(65)	$14

Interventional Cardiology	(48)	(75)	27
Peripheral Interventions	7	2	5
Cardiovascular Group	(41)	(73)	32

Electrophysiology	1	0	1

Neurovascular	0	(5)	5

Endoscopy	28	20	8
Urology/ Women’s Health	8	6	2
Endosurgery Group	36	26	10

Neuromodulation	7	6	1

Subtotal	(48)	(111)	63

Divested Businesses	(2)	(2)	0

Worldwide	$(50)	$(113)	$63

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q2 2010 Estimate		Full Year 2010 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$(0.03)	$0.02	$(1.00)	$(0.88)

Q1 2010 goodwill impairment charges			1.22	1.22
Q1 2010 intangible asset impairment charges			0.03	0.03
Q1 2010 acquisition-related credit			(0.14)	(0.14)
Estimated restructuring-related charges	0.02	0.01	0.12	0.10
Estimated amortization expense	0.07	0.07	0.27	0.27

Adjusted results	$0.06	$0.10	$0.50	$0.60

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months ended March 31, 2010 and 2009 and for the forecasted three month period ending June 30, 2010 and full year ending December 31, 2010, as well as reasons for excluding each of these individual items:

•
Goodwill and Other intangible asset impairment charges - These amounts represent non-cash write-downs of certain of the Company’s intangible assets and goodwill balances attributable to its U.S. Cardiac Rhythm Management business unit. Following the Company’s acquisition of Guidant Corporation in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related credit - This adjustment represents a gain resulting from a receipt related to Guidant Corporation’s sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories and is not indicative of future operating results. Management removes the impact of this credit from the Company’s operating results to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Divestiture-related gains – These amounts represent gains and related tax impacts that the Company recognized related to the sale of certain non-strategic investments. The sale of these non-strategic investments were substantially completed during 2008. These gains are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Restructuring and restructuring-related costs – These adjustments represent primarily severance, asset write-offs, costs to transfer production lines from one facility to another, and other costs associated with the Company’s 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Litigation-related charges –These charges are attributable to certain patent litigation and other legal matters. These amounts represent significant charges during the first quarter of 2009 and do not reflect expected on-going operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of acquisitions or as a result of divestiture- and litigation-related charges or credits, or restructuring and restructuring-related costs. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Items such as restructuring and restructuring-related costs, litigation-related charges, and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Items such as the gain on acquisition-related milestone and divestiture-related gains reflect economic benefits to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Amortization expense and goodwill and other intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flows, represent a reduction in value of goodwill and other intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.